Exhibit 10.1

EXECUTION VERSION

September 7, 2012

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, MN 55344

Ladies and Gentlemen:

          The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (the “Seller”), and MTS Systems Corporation, a Minnesota corporation (the “Purchaser”), on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

          This Confirmation evidences a complete and binding agreement between the Seller and the Purchaser as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if the Seller and the Purchaser had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law but without regard to its choice of law provisions), on the Trade Date. In the event of any inconsistency between provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.

ARTICLE 1
Definitions

          Section 1.01. Definitions. (a) As used in this Confirmation, the following terms shall have the following meanings:

          “10b-18 VWAP” means, (A) for any Trading Day described in clause (x) of the definition of Trading Day hereunder, the volume-weighted average price at which the Common Stock trades as reported in the composite transactions for United States exchanges and quotation systems, during the regular trading session for the Exchange (or, if applicable, the Successor Exchange on which the Common Stock has been listed in accordance with Section 7.01(c)) on such Trading Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades in the consolidated system on such Trading Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Trading Day and ten minutes before the scheduled close of the primary trading in the market where the trade is effected, and (iv) trades on such Trading Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent, or (B) for any Trading Day that is described in clause (y) of the definition of Trading Day hereunder, an amount determined in good faith by the Calculation Agent as 10b-18 VWAP. The Purchaser acknowledges that the Calculation Agent may refer to the Bloomberg Page “MTSC US <Equity> AQR SEC” (or any successor thereto), in its judgment, for such Trading Day to determine the 10b-18 VWAP.

          “Additional Termination Event” has the meaning set forth in Section 7.01.

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746.
Registered Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority

          “Affected Party” has the meaning set forth in Section 14 of the Agreement.

          “Affected Transaction” has the meaning set forth in Section 14 of the Agreement.

          “Affiliated Purchaser” means any “affiliated purchaser” (as such term is defined in Rule 10b-18) of the Purchaser.

          “Agreement” has the meaning set forth in the second paragraph of this Confirmation.

          “Alternative Termination Delivery Unit” means (i) in the case of a Termination Event (other than following consummation of a Merger Event or Nationalization) or Event of Default (as defined in the Agreement), one share of Common Stock and (ii) in the case of consummation of a Merger Event or Nationalization, a unit consisting of the number or amount of each type of property received by a holder of one share of Common Stock in such Merger Event or Nationalization; provided that if such Merger Event involves a choice of consideration to be received by holders of the Common Stock, an Alternative Termination Delivery Unit shall be deemed to include the amount of cash received by a holder who had elected to receive the maximum possible amount of cash as consideration for his shares.

          “Bankruptcy Code” has the meaning set forth in Section 9.07.

          “Business Day” means any day on which the Exchange is open for trading.

          “Calculation Agent” means JPMorgan Chase Bank, National Association.

          “Capped Delivery Shares” means, for any date, (i) 8,054,585 shares of Common Stock minus (ii) the number of shares of Common Stock delivered by the Seller to the Purchaser in respect of this Transaction on or prior to such date, subject to appropriate adjustments pursuant to Section 8.02.

          “Cash Distribution” has the meaning set forth in Section 7.01(f).

          “Cash Distribution Amount” means, for any “Reference Period” set forth in the Pricing Supplement, the amount specified in the Pricing Supplement for such Reference Period.

          “Cash Settlement Amount” has the meaning set forth in Section 3.01(d).

          “Cash Settlement Fee” means the amount specified as such in the Pricing Supplement.

          “Cash Settlement Purchase Period” means the period during which the Seller purchases shares of Common Stock to unwind its hedge position following the Valuation Completion Date.

          “Common Stock” has the meaning set forth in Section 2.01.

          “Communications Procedures” has the meaning set forth in Annex C hereto.

          “Confirmation” has the meaning set forth in the first paragraph of this letter agreement.

          “Contract Fee” means the amount specified as such in the Pricing Supplement.

          “Contract Period” means the period commencing on and including the Trade Date and ending on and including the date all payments or deliveries of shares of Common Stock pursuant to Section 3.01 or Section 7.03 have been made.

          “Default Notice Day” has the meaning set forth in Section 7.02(a).

          “De-Listing” has the meaning set forth in Section 7.01(c).

          “Discount” means the amount specified as such in the Pricing Supplement.

          “Distribution Termination Event” has the meaning set forth in Section 7.01(f).

          “Early Termination Date” has the meaning set forth in Section 14 of the Agreement.

          “Event of Default” has the meaning set forth in Section 14 of the Agreement.

          “Exchange” means the NASDAQ Global Select Market

          “ “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Expiration Date” means the 172nd Trading Day following the Trade Date.

          “Extraordinary Cash Dividend” means the per share cash dividend or distribution, or a portion thereof, declared by the Purchaser on shares of Common Stock that is classified by the board of directors of the Purchaser as an “extraordinary” dividend.

          “Floor Price” has the meaning specified as such in the Pricing Supplement.

          “Indemnified Person” has the meaning set forth in Section 9.02.

          “Indemnifying Party” has the meaning set forth in Section 9.02.

          “Initial Delivery Percentage” means the percentage specified as such in the Pricing Supplement.

          “Initial Number of Shares” means the number of shares of Common Stock, rounded down to the nearest integer, equal to the product of (i) the Initial Delivery Percentage and (ii) the Purchase Price divided by the Initial Share Price.

          “Initial Payment Date” means the first Business Day immediately following the Trade Date.

          “Initial Settlement Date” has the meaning set forth in Section 2.02.

          “Initial Share Price” means $52.53.

          “Maximum Delivery Shares” means, for any date, (i) 2,039,000 shares of Common Stock, minus (ii) the net number of shares of Common Stock delivered by the Purchaser to the Seller in respect of this Transaction on or prior to such date, plus (iii) the net number of shares of Common Stock delivered by the Seller to the Purchaser in respect of this Transaction on or prior to such date, subject to appropriate adjustments pursuant to Section 8.02(x).

          “Merger Event” has the meaning set forth in Section 7.01(d).

          “Nationalization” has the meaning set forth in Section 7.01(e).

          “Number of Shares” has the meaning set forth in Section 2.01.

          “Obligations” has the meaning set forth in Section 9.02.

          “Ordinary Cash Dividend” has the meaning set forth in Section 8.01(b).

          “Pricing Supplement” means the Pricing Supplement attached hereto as Annex D.

          “Private Placement Agreement” has the meaning set forth in Annex A hereto.

          “Private Placement Price” means the private placement value of a share of Common Stock as determined in accordance with Annex A hereto.

          “Private Placement Shares” has the meaning set forth in Section 3.01(b).

          “Private Placement Procedures” has the meaning set forth in Annex A hereto.

          “Private Securities” has the meaning set forth in Annex A hereto.

          “Purchase Price” has the meaning set forth in Section 2.01.

          “Purchaser” has the meaning set forth in the first paragraph of this Confirmation.

          “Reference Period” means, for any corresponding “Cash Distribution Amount” specified in the Pricing Supplement, the period specified in the Pricing Supplement for such Cash Distribution Amount.

          “Registered Shares” has the meaning set forth in Section 3.01(b).

          “Registered Shares Fee” means the amount specified as such in the Pricing Supplement.

          “Registration Procedures” has the meaning set forth in Annex B hereto.

          “Regulation M” means Regulation M under the Exchange Act.

          “Rule 10b-18” means Rule 10b-18 promulgated under the Exchange Act (or any successor rule thereto).

          “SEC” means the Securities and Exchange Commission.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Seller” has the meaning set forth in the first paragraph hereto.

           “Seller Termination Share Purchase Period” has the meaning set forth in Section 7.03.

          “Settlement Date” means (i) if Section 3.01(a)(i) is applicable, the fourth Business Day following the Valuation Completion Date; (ii) if settlement in cash is applicable pursuant to Section 3.01(d), the date of such cash payment determined in accordance with Section 3.01(d)(ii); (iii) if Section 3.01(e) is applicable, the Business Day immediately following the day on which the Seller informs the Purchaser, pursuant to Annex A hereto, of the number of Private Placement Shares required to be delivered; and (iv) if Section 3.01(f) is applicable, each of the dates so advised by the Seller pursuant to Annex B hereto.

          “Settlement Number” means a number of shares of Common Stock, rounded down to the nearest integer and which number may be negative, equal to (i) the Valuation Number minus (ii) the Initial Number of Shares.

          “Settlement Purchase Amount” means an amount in cash equal to (i) the absolute value of the Settlement Number multiplied by (ii) (x) the arithmetic average of 10b-18 VWAP for each of the Trading Days in the Cash Settlement Purchase Period plus (y) $0.05.

          “Settlement Shares” has the meaning set forth in Section 3.01(b).

          “Share De-listing Event” has the meaning set forth in Section 7.01(c).

          “Successor Exchange” has the meaning set forth in Section 7.01(c).

          “Termination Amount” has the meaning set forth in Section 7.02(a).

          “Termination Event” has the meaning set forth in Section 14 of the Agreement.

          “Termination Price” means the value of an Alternative Termination Delivery Unit to the Seller (determined as provided in Annex A hereto).

          “Termination Settlement Date” has the meaning set forth in Section 7.03(a).

          “Trade Date” has the meaning set forth in Section 2.01.

          “Trading Day” means (x) any day (i) other than a Saturday, a Sunday or a day on which the Exchange is not open for business, (ii) during which trading of any securities of the Purchaser on any national securities exchange has not been suspended, (iii) during which there has not been, in the Seller’s judgment, a material limitation in the trading of Common Stock or any options contract or futures contract related to the Common Stock, and (iv) during which there has been no suspension pursuant to Section 4.02 of this Confirmation, or (y) any day that, notwithstanding the occurrence of events contemplated in clauses (ii), (iii) and (iv) of this definition, the Seller determines to be a Trading Day.

          “Transaction” has the meaning set forth in the first paragraph of this Confirmation.

          “Valuation Completion Date” has the meaning set forth in the Pricing Supplement.

          “Valuation Number” means (i) the Purchase Price divided by (ii) the arithmetic average of the 10b-18 VWAPs for all of the Trading Days in the Valuation Period minus the Discount, as determined by the Calculation Agent in its sole judgment; provided that if the result of the calculation in clause (ii) is equal to or less than the Floor Price, then the Valuation Number shall be the Purchase Price divided by the Floor Price. For the avoidance of doubt, if the Discount is a negative number, the difference in clause (ii) of the immediately preceding sentence shall be equal to the arithmetic average of the 10b-18 VWAPs for all of the Trading Days in the Valuation Period plus the absolute value of the Discount.

          “Valuation Period” means the period of consecutive Trading Days commencing on and including the first Trading Day following the Trade Date and ending on and including the Valuation Completion Date.

ARTICLE 2
Purchase of the Stock

          Section 2.01. Purchase of the Stock. Subject to the terms and conditions of this Confirmation, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell to the Purchaser, on September 7, 2012 or on such other Business Day as the Purchaser and the Seller shall otherwise agree (the “Trade Date”), a number of shares (the “Number of Shares”) of the Purchaser’s common stock, par value $0.25 per share (“Common Stock”), for a purchase price equal to $35,000,000 (the “Purchase Price”). The Number of Shares purchased by the Purchaser hereunder shall be determined in accordance with the terms of this Confirmation.

          Section 2.02. Delivery and Payments. On the second Business Day immediately following the Trade Date (such day, the “Initial Settlement Date”), the Seller shall deliver the Initial Number of Shares to the Purchaser, following payment by the Purchaser on the Initial Payment Date of (i) an amount equal to the Purchase Price to the Seller and (ii) the Contract Fee to J.P. Morgan Securities LLC; provided that if the Seller is unable to borrow or otherwise acquire a number of shares of Common Stock equal to the Initial Number of Shares for delivery to the Purchaser on the Initial Settlement Date, the Initial Number of Shares shall be reduced to such number of shares of Common Stock as the Seller is able to borrow or otherwise acquire and any amounts payable by the Purchaser pursuant to this Article 2 shall be reduced correspondingly. Such delivery and payment shall be effected in accordance with the Seller’s customary procedures.

          Section 2.03. Conditions to Seller’s Obligations. The Seller’s obligation to deliver the Initial Number of Shares to the Purchaser on the Initial Settlement Date is subject to the condition that the representations and warranties made by the Purchaser in the Agreement shall be true and correct as of the date hereof and the Initial Settlement Date.

ARTICLE 3
Subsequent Payments or Share Deliveries

          Section 3.01. Subsequent Payments or Share Deliveries. (a) (i) If the Settlement Number is greater than zero, the Seller shall deliver to the Purchaser a number of shares of Common Stock equal to the Settlement Number on the Settlement Date in accordance with the Seller’s customary procedures; and

          (ii)       if the Settlement Number is less than zero, the Purchaser shall make a payment of cash or delivery of shares of Common Stock to the Seller in respect of the absolute value of the Settlement Number, as provided in this Section 3.01.

        (b)      Subject to Section 3.01(c), payment of the absolute value of the Settlement Number by the Purchaser to the Seller shall be in cash or validly issued shares of Common Stock (“Settlement Shares”), and if in shares of Common Stock, then in shares to be sold in a private placement (“Private Placement Shares”) or registered shares (“Registered Shares”), as the Purchaser shall elect in its sole discretion, which binding election shall be made by written notice to the Seller no later than the close of business on the second Business Day following the Valuation Completion Date; provided that by making an election to deliver Settlement Shares pursuant to this Section 3.01(b), the Purchaser shall be deemed to make the representations and warranties in Section 5.01 as if made on the date of the Purchaser’s election; and provided further that if the Purchaser fails to make such election by such date, the Purchaser shall be deemed to have elected settlement in cash.

        (c)      (i)        Any election by the Purchaser to deliver the absolute value of the Settlement Number in Settlement Shares pursuant to clause (b) of this Section 3.01 shall not be valid, and settlement in cash shall apply, if the representations and warranties made by the Purchaser to the Seller in Section 5.01 are not true and correct in all material respects as of the date the Purchaser makes such election.

          (ii)        Notwithstanding any election by the Purchaser to make payment of the absolute value of the Settlement Number in Settlement Shares, at any time prior to the time the Seller (or any affiliate of the Seller) has contracted to resell all or any portion of such Settlement Shares, the Purchaser may elect to deliver in lieu of such Settlement Shares an amount in cash equal to the absolute value of the Settlement Number with respect to any Settlement Shares not yet contracted to be sold, in which case the provisions of Section 3.01(d) shall apply with respect to such amount; provided that any such election by the Purchaser pursuant to this clause (ii) shall not be valid and settlement in Settlement Shares shall continue to apply if the representations and warranties made by the Purchaser to the Seller in Section 5.01(a) are not true and correct in all material respects as of the date the Purchaser makes such election.

          (iii)      If the Purchaser elects to make payment of the absolute value of the Settlement Number (A) in Private Placement Shares and fails to comply with the requirements set forth in Section 3.01(e) or Annex A hereto or takes any action that would make unavailable either (1) the exemption set forth in Section 4(2) of the Securities Act for the sale of any Private Placement Shares by the Purchaser to the Seller or (2) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Private Placement Shares by the Seller, or (B) in Registered Shares and fails to comply with the requirements set forth in Section 3.01(f) or Annex B hereto; then in the case of either (A) or (B), the Purchaser shall deliver in lieu of any Private Placement Shares or Registered Shares an amount in cash equal to the absolute value of the Settlement Number with respect to any Settlement Shares not yet sold, in which case the provisions of Section 3.01(d) shall apply with respect to such amount.

        (d)      (i)       If the Purchaser elects to pay the absolute value of the Settlement Number in cash, if settlement in cash is otherwise applicable in accordance with this Section 3.01, or if the Purchaser elects to make payment of the absolute value of the Settlement Number in Private Placement Shares pursuant to Section 3.01(e), then the Calculation Agent shall determine an amount in cash (the “Cash Settlement Amount”) equal to (i) the Settlement Purchase Amount plus (ii) the Cash Settlement Fee.

               (ii)        If cash settlement is applicable, payment of the Cash Settlement Amount shall be made by wire transfer of immediately available U.S. dollar funds on the first Business Day immediately following the date of notification by the Seller to the Purchaser of the Cash Settlement Amount or such later Business Day as determined by the Seller in its sole discretion.

          (e)         If the Purchaser elects to make payment of the absolute value of the Settlement Number in Private Placement Shares, then on the Settlement Date, the Purchaser shall deliver to the Seller a number of Settlement Shares equal to (A) the Cash Settlement Amount divided by (B) the Private Placement Price (determined by the Calculation Agent in accordance with the Private Placement Procedures contained in Annex A hereto).

          (f)        If the Purchaser elects to make payment of the absolute value of the Settlement Number in Registered Shares, then the Purchaser shall deliver to the Seller a number of Settlement Shares equal to (A) the absolute value of the Settlement Number plus (B) an additional number of Settlement Shares to take into account the Registered Shares Fee on the absolute value of the Settlement Number. Such Settlement Shares shall be delivered in such numbers and on such dates on or following the Valuation Completion Date as are specified by the Seller in accordance with the Registration Procedures contained in Annex B hereto.

          Section 3.02. Private Placement Procedures and Registration Procedures. If the Purchaser elects to deliver Private Placement Shares pursuant to Section 3.01(b) or elects to deliver Alternative Termination Delivery Units pursuant to Section 7.02(a), the Private Placement Procedures contained in Annex A hereto shall apply, and if the Purchaser elects to deliver Registered Shares pursuant to Section 3.01(b), the Registration Procedures contained in Annex B hereto shall apply.

          Section 3.03. Continuing Obligation to Deliver Shares. (a) If at any time, as a result of provisions limiting deliveries of shares of Common Stock to the number of Maximum Delivery Shares, the Purchaser fails to deliver to the Seller any shares of Common Stock, the Purchaser shall, to the extent that the Purchaser has at such time authorized but unissued shares of Common Stock not reserved for other purposes, promptly notify the Seller thereof and deliver to the Seller a number of shares of Common Stock not previously delivered as a result of such provisions.

          (b)        The Purchaser agrees to use its best efforts to cause the number of authorized but unissued shares of Common Stock to be increased, if necessary, to an amount sufficient to permit the Purchaser to fulfill its obligations under this Section 3.03.

ARTICLE 4
Market Transactions

Section 4.01. Transactions by the Seller. (a) The parties agree and acknowledge that:

             (i)          During any Cash Settlement Purchase Period and any Seller Termination Share Purchase Period, the Seller (or its agent or affiliate) may purchase shares of Common Stock in connection with this Confirmation. The timing of such purchases by the Seller, the price paid per share of Common Stock pursuant to such purchases and the manner in which such purchases are made, including without limitation whether such purchases are made on any securities exchange or privately, shall be within the sole judgment of the Seller; provided that the Seller shall use good faith efforts to make all purchases of Common Stock in a manner that would comply with the limitations set forth in clauses (b)(2), (b)(3), (b)(4) and (c) of Rule 10b-18 (but without regard to clause (a)(13)(iv) of Rule 10b-18) as if such rule were applicable to such purchases.

             (ii)        During the Valuation Period, the Seller (or its agent or affiliate) may effect transactions in shares of Common Stock in connection with this Confirmation. The timing of such transactions by the Seller, the price paid or received per share of Common Stock pursuant to such transactions and the manner in which such transactions are made, including without limitation whether such transactions are made on any securities exchange or privately, shall be within the sole judgment of the Seller.

               (iii)       The Purchaser shall, at least one day prior to the first day of the Valuation Period, any Cash Settlement Purchase Period and any Seller Termination Share Purchase Period, notify the Seller of the total number of shares of Common Stock purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception set forth in Rule 10b-18(b)(4) by or for the Purchaser or any of its Affiliated Purchasers during each of the four calendar weeks preceding such day and during the calendar week in which such day occurs (“Rule 10b-18 purchase” and “blocks” each being used as defined in Rule 10b-18), which notice shall be substantially in the form set forth as Exhibit A hereto.

          (b)         The Purchaser acknowledges and agrees that (i) all transactions effected pursuant to Section 4.01 hereunder shall be made in the Seller’s sole judgment and for the Seller’s own account and (ii) the Purchaser does not have, and shall not attempt to exercise, any influence over how, when or whether to effect such transactions, including, without limitation, the price paid or received per share of Common Stock pursuant to such transactions whether such transactions are made on any securities exchange or privately. It is the intent of the Seller and the Purchaser that this Transaction comply with the requirements of Rule 10b5-1(c) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and the Seller shall take no action that results in the Transaction not so complying with such requirements.

          (c)        Notwithstanding anything to the contrary in this Confirmation, the Purchaser acknowledges and agrees that, on any day, the Seller shall not be obligated to deliver or receive any shares of Common Stock to or from the Purchaser and the Purchaser shall not be entitled to receive any shares of Common Stock from the Seller on such day, to the extent (but only to the extent) that after such transactions the Seller’s ultimate parent entity would directly or indirectly beneficially own (as such term is defined for purposes of Section 13(d) of the Exchange Act) at any time on such day in excess of 8.0% of the outstanding shares of Common Stock. Any purported receipt or delivery of shares of Common Stock shall be void and have no effect to the extent (but only to the extent) that after any receipt or delivery of such shares of Common Stock the Seller’s ultimate parent entity would directly or indirectly so beneficially own in excess of 8.0% of the outstanding shares of Common Stock. If, on any day, any delivery or receipt of shares of Common Stock by the Seller is not effected, in whole or in part, as a result of this provision, the Seller’s and Purchaser’s respective obligations to make or accept such receipt or delivery shall not be extinguished and such receipt or delivery shall be effected over time as promptly as the Seller determines, in the reasonable determination of the Seller, that after such receipt or delivery its ultimate parent entity would not directly or indirectly beneficially own in excess of 8.0% of the outstanding shares of Common Stock.

          Section 4.02. Adjustment of Transaction for Securities Laws. (a) Notwithstanding anything to the contrary in Section 4.01(a), if, based on the advice of counsel, the Seller reasonably determines that on any Trading Day, the Seller’s trading activity in order to manage its economic hedge in respect of the Transaction would not be advisable in respect of applicable securities laws, then the Seller may extend the Expiration Date, modify the Valuation Period or otherwise adjust the terms of the Transaction in its good faith reasonable discretion to ensure Seller’s compliance with such laws and to preserve the fair value of the Transaction to the Seller. The Seller shall notify the Purchaser of the exercise of the Seller’s rights pursuant to this Section 4.02(a) upon such exercise.

          (b)        The Purchaser agrees that, during the Contract Period, neither the Purchaser nor any of its affiliates or agents shall make any distribution (as defined in Regulation M) of Common Stock, or any security for which the Common Stock is a reference security (as defined in Regulation M) or take any other action that would, in the view of the Seller, preclude purchases by the Seller of the Common Stock or cause the Seller to violate any law, rule or regulation with respect to such purchases.

          Section 4.03. Purchases of Common Stock by the Purchaser. Without the prior written consent of the Seller, the Purchaser shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any shares of Common Stock (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for shares of Common Stock during the Contract Period; provided, however, that the foregoing shall not prohibit (i) the Purchaser’s ability (or the ability of any “agent independent of the issuer” (as defined in Rule 10b-18)), pursuant to any plan (as defined in Rule 10b-18) of the Purchaser, to re-acquire shares of Common Stock in connection with any equity transaction related to such plan or to limit the Purchaser’s ability to withhold shares of Common Stock to cover tax liabilities associated with such equity transactions, so long as any re-acquisition, withholding or repurchase does not constitute a “Rule 10b-18 purchase” (as defined in Rule 10b-18) or (ii) delivery of shares of Common Stock of or to the Purchaser’s affiliates or affiliated purchasers pursuant to the terms of convertible securities, warrants, options or other similar securities outstanding as of the Trade Date.

ARTICLE 5
Representations, Warranties and Agreements

          Section 5.01. Repeated Representations, Warranties and Agreements of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Seller, on the date hereof and on any date pursuant to which the Purchaser makes an election to deliver Settlement Shares pursuant to Section 3.01, to pay cash in lieu of Settlement Shares pursuant to Section 3.01(c)(ii) or to receive or deliver Alternative Termination Delivery Units pursuant to Section 7.03, that:

          (a)          Disclosure; Compliance with Laws. The reports and other documents filed by the Purchaser with the SEC pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The Purchaser is not in possession of any material nonpublic information regarding the Purchaser or the Common Stock.

          (b)          Rule 10b5-1. The Purchaser acknowledges that (i) the Purchaser does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Common Stock by the Seller (or its agent or affiliate) in connection with this Confirmation and (ii) the Purchaser is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act. The Purchaser also acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no amendment, modification or waiver shall be made at any time at which the Purchaser or any officer or director of the Purchaser is aware of any material nonpublic information regarding the Purchaser or the Common Stock.

          (c)          Nature of Shares Delivered. Any shares of Common Stock or Alternative Termination Delivery Units delivered to the Seller pursuant to this Confirmation, when delivered, shall have been duly authorized and shall be duly and validly issued, fully paid and nonassessable and free of preemptive or similar rights, and such delivery shall pass title thereto free and clear of any liens or encumbrances.

          (d)          No Manipulation. The Purchaser is not entering into this Confirmation to create actual or apparent trading activity in the Common Stock (or any security convertible into or exchangeable for Common Stock) or to manipulate the price of the Common Stock (or any security convertible into or exchangeable for Common Stock).

          (e)          Regulation M. The Purchaser is not engaged in a distribution, as such term is used in Regulation M, that would preclude purchases by the Purchaser or the Seller of the Common Stock or cause the Seller to violate any law, rule or regulation with respect to such purchases.

          (f)          Board Authorization. The Purchaser is entering into this Transaction in connection with its share repurchase program, which was approved by its board of directors and publicly disclosed, solely for the purposes stated in such board resolution and public disclosure. There is no internal policy of the Purchaser, whether written or oral, that would prohibit the Purchaser from entering into any aspect of this Transaction, including, but not limited to, the purchases of shares of Common Stock to be made pursuant hereto.

          (g)          Due Authorization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. This Confirmation has been duly authorized, executed and delivered by the Purchaser and (assuming due authorization, execution and delivery thereof by the Seller) constitutes a valid and legally binding obligation of the Purchaser. The Purchaser has all corporate power to enter into this Confirmation and to consummate the transactions contemplated hereby and to purchase the Common Stock and deliver any Settlement Shares in accordance with the terms hereof.

          (h)          Certain Transactions. There has not been any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to the Purchaser that would fall within the scope of Rule 10b-18(a)(13)(iv), where such announcement was within the Purchaser’s control.

          Section 5.02. Initial Representations, Warranties and Agreements of the Purchaser. The Purchaser represents and warrants to, and agrees with the Seller, as of the date hereof, that:

          (a)          Solvency. The assets of the Purchaser at their fair valuation exceed the liabilities of the Purchaser, including contingent liabilities; the capital of the Purchaser is adequate to conduct the business of the Purchaser and the Purchaser has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

          (b)          Required Filings. The Purchaser has made, and will use its best efforts to make, all filings required to be made by it with the SEC, any securities exchange or any other regulatory body with respect to the Transaction contemplated hereby.

          (c)          No Conflict. The execution and delivery by the Purchaser of, and the performance by the Purchaser of its obligations under, this Confirmation and the consummation of the transactions herein contemplated do not conflict with or violate (i) any provision of the articles of incorporation, by-laws or other constitutive documents of the Purchaser, (ii) any statute or order, rule, regulation or judgment of any court or governmental agency or body having jurisdiction over the Purchaser or any of its subsidiaries or any of their respective assets or (iii) any contractual restriction binding on or affecting the Purchaser or any of its subsidiaries or any of its assets.

          (d)          Consents. All governmental and other consents that are required to have been obtained by the Purchaser with respect to performance, execution and delivery of this Confirmation have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

          (e)          Investment Company Act. The Purchaser is not and, after giving effect to the transactions contemplated in this Confirmation, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

          (f)          Commodity Exchange Act. The Purchaser is an “eligible contract participant”, as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended.

          (g)          Suitability. The Purchaser (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million as of the date hereof.

          Section 5.03. Additional Representations, Warranties and Agreements. The Purchaser and the Seller represent and warrant to, and agree with, each other that:

          (a)          Agency. Each party agrees and acknowledges that (i) J.P. Morgan Securities LLC, an affiliate of the Seller (“JPMS”), has acted solely as agent and not as principal with respect to this Transaction and (ii) JPMS has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under this Transaction. JPMS is authorized to act as agent for the Seller.

          (b)          Non-Reliance. Each party has entered into this Transaction solely in reliance on its own judgment. Neither party has any fiduciary obligation to the other party relating to this Transaction. In addition, neither party has held itself out as advising, or has held out any of its employees or agents as having the authority to advise, the other party as to whether or not the other party should enter into this Transaction, any subsequent actions relating to this Transaction or any other matters relating to this Transaction. Neither party shall have any responsibility or liability whatsoever in respect of any advice of this nature given, or views expressed, by it or any such persons to the other party relating to this Transaction, whether or not such advice is given or such views are expressed at the request of the other party. The Purchaser has conducted its own analysis of the legal, accounting, tax and other implications of this Transaction and consulted such advisors, accountants and counsel as it has deemed necessary.

          Section 5.04. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser that:

          (a)          Due Authorization. This Confirmation has been duly authorized, executed and delivered by the Seller and (assuming due authorization, execution and delivery thereof by the Purchaser) constitutes a valid and legally binding obligation of the Seller. The Seller has all corporate power to enter into this Confirmation and to consummate the transactions contemplated hereby and to deliver the Common Stock in accordance with the terms hereof.

          (b)          Right to Transfer. The Seller will, at the Initial Settlement Date and on any other day on which it is required to deliver shares of Common Stock to the Purchaser hereunder, have the free and unqualified right to transfer the Number of Shares of Common Stock to be delivered by the Seller pursuant to Sections 2.01 and 3.01 hereof, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

          (c)          Commodity Exchange Act. The Seller is an “eligible contract participant”, as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended.

ARTICLE 6
Additional Covenants

          Section 6.01. Purchaser’s Further Assurances. The Purchaser hereby agrees with the Seller that the Purchaser shall cooperate with the Seller, and execute and deliver, or use its best efforts to cause to be executed and delivered, all such other instruments, and to obtain all consents, approvals or authorizations of any person, and take all such other actions as the Seller may reasonably request from time to time, consistent with the terms of this Confirmation, in order to effectuate the purposes of this Confirmation and the Transaction contemplated hereby.

          Section 6.02. Purchaser’s Hedging Transactions. The Purchaser hereby agrees with the Seller that the Purchaser shall not, during the Contract Period, enter into or alter any corresponding or hedging transaction or position with respect to the Common Stock (including, without limitation, with respect to any securities convertible or exchangeable into the Common Stock) and agrees not to alter or deviate from the terms of this Confirmation.

          Section 6.03. No Communications. The Purchaser hereby agrees with the Seller that the Purchaser shall not, directly or indirectly, communicate any information relating to the Common Stock or this Transaction (including any notices required by Section 6.05) to any employee of the Seller or J.P. Morgan Securities LLC, other than as set forth in the Communications Procedures attached as Annex C hereto.

          Section 6.04. Maximum Deliverable Number of Shares of Common Stock. (a) Notwithstanding any other provision of this Confirmation, the Purchaser shall not be required to deliver Settlement Shares, or shares of Common Stock or other securities comprising the aggregate Alternative Termination Delivery Units, in excess of the number of Maximum Delivery Shares, in each case except to the extent that the Purchaser has available at such time authorized but unissued shares of such Common Stock or other securities not expressly reserved for any other uses (including, without limitation, shares of Common Stock reserved for issuance upon the exercise of options or convertible debt). The Purchaser shall not permit the sum of (i) the number of Maximum Delivery Shares plus (ii) the aggregate number of shares expressly reserved for any such other uses, in each case whether expressed as caps or as numbers of shares reserved or otherwise, to exceed at any time the number of authorized but unissued shares of Common Stock.

          (b)          Notwithstanding any other provision of this Confirmation, the Seller shall not be required to deliver Settlement Shares, or shares of Common Stock or other securities comprising the aggregate Alternative Termination Delivery Units, in excess of the number of Capped Delivery Shares.

          Section 6.05. Notice of Certain Transactions. If at any time during the Contract Period, the Purchaser makes, or expects to be made, or has made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to the Purchaser (other than any such transaction in which the consideration consists solely of cash and there is no valuation period, or as to which the completion of such transaction or the completion of the vote by target shareholders has occurred), then the Purchaser shall (i) notify the Seller prior to the opening of trading in the Common Stock on any day on which the Purchaser makes, or expects to be made, or has made any such public announcement, (ii) notify the Seller promptly following any such announcement (or, if later, prior to the opening of trading in the Common Stock on the first day of any Seller Termination Share Payment Period) that such announcement has been made and (iii) promptly deliver to the Seller following the making of any such announcement (or, if later, prior to the opening of trading in the Common Stock on the first day of any Seller Termination Share Payment Period) a certificate indicating (A) the Purchaser’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of such announcement and (B) the Purchaser’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of such announcement. In addition, the Purchaser shall promptly notify the Seller of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Accordingly, the Purchaser acknowledges that its actions in relation to any such announcement or transaction must comply with the standards set forth in Section 6.03.

ARTICLE 7
Termination

          Section 7.01. Additional Termination Events. (a) An Additional Termination Event shall occur in respect of which the Purchaser is the sole Affected Party and this Transaction is the sole Affected Transaction if, on any day, the Seller determines, in its sole reasonable judgment, that it is unable to establish, re-establish or maintain any hedging transactions reasonably necessary in the normal course of such party’s business of hedging the price and market risk of entering into and performing under this Transaction, due to market illiquidity, illegality or lack of availability of hedging transaction market participants.

          (b)          An Additional Termination Event shall occur in respect of which the Purchaser is the sole Affected Party and this Transaction is the sole Affected Transaction if (i) a Share De-listing Event occurs; (ii) a Merger Event occurs; (iii) a Nationalization occurs, (iv) a Distribution Termination Event occurs or (v) an event described in paragraph III of Annex C occurs.

          (c)          A “Share De-listing Event” means that at any time during the Contract Period, the Common Stock ceases to be listed, traded or publicly quoted on the Exchange for any reason (other than a Merger Event, a “De-Listing”) and is not immediately re-listed, traded or quoted as of the date of such de-listing, on another U.S. national securities exchange or a U.S. automated interdealer quotation system (a “Successor Exchange”); provided that it shall not constitute an Additional Termination Event if the Common Stock is immediately re-listed on a Successor Exchange upon its De-Listing from the Exchange, and the Successor Exchange shall be deemed to be the Exchange for all purposes. In addition, in such event, the Seller shall make any commercially reasonable adjustments to the terms of the Transaction that the Seller determines appropriate in its reasonable good faith judgment to preserve the fair value of the Transaction to the Seller.

          (d)          A “Merger Event” means the public announcement, including any public announcement as defined in Rule 165(f) of the Securities Act (by the Purchaser or otherwise) at any time during the Contract Period of any (i) planned recapitalization, reclassification or change of the Common Stock that will, if consummated, result in a transfer of more than 20% of the outstanding shares of Common Stock, (ii) planned consolidation, amalgamation, merger or similar transaction of the Purchaser with or into another entity (other than a consolidation, amalgamation or merger in which the Purchaser will be the continuing entity and which does not result in any such recapitalization, reclassification or change of more than 20% of such shares outstanding), (iii) other takeover offer for the shares of Common Stock that is aimed at resulting in a transfer of more than 20% of such shares of Common Stock (other than such shares owned or controlled by the offeror), (iv) intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, any of the foregoing or (v) irrevocable commitment to any of the foregoing.

          (e)          A “Nationalization” means that all or substantially all of the outstanding shares of Common Stock or assets of the Purchaser are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity.

          (f)          A “Distribution Termination Event” means a declaration by the Purchaser of any cash dividend or distribution on shares of Common Stock, other than an Extraordinary Cash Dividend (a “Cash Distribution”), that has a record date during the Contract Period, the amount of which, together with all prior declared Cash Distributions that have a record date during the same Reference Period of the Purchaser, exceeds the Cash Distribution Amount specified in the Pricing Supplement for such Reference Period, and in respect of which the Calculation Agent has not made an adjustment pursuant to Section 8.01(b).

          Section 7.02. Consequences of Additional Termination Events. (a) In the event of the occurrence or effective designation of an Early Termination Date under the Agreement, cash settlement, as set forth in Section 7.02(b), shall apply unless (i) the Purchaser elects (which election shall be binding), in lieu of payment or receipt, as applicable, of the amount payable in respect of this Transaction pursuant to Section 6(d)(ii) of the Agreement (the “Termination Amount”), to deliver or to receive Alternative Termination Delivery Units pursuant to Section 7.03, and (ii) notifies the Seller of such election by delivery of written notice to the Seller on the Business Day immediately following the Purchaser’s receipt of a notice (as required by Section 6(d) of the Agreement following the designation of an Early Termination Date in respect of this Transaction) setting forth the amounts payable by the Purchaser or by the Seller with respect to such Early Termination Date (the date of such delivery, the “Default Notice Day”); provided that the Purchaser shall not have the right to elect the delivery or receipt of the Alternative Termination Delivery Units pursuant to Section 7.03 if:

(i) the representations and warranties made by the Purchaser to the Seller in Section 5.01 are not true and correct as of the date the Purchaser makes such election, as if made on such date, or

                (ii)        in the event that the Termination Amount is payable by the Purchaser to the Seller, (A) the Purchaser has taken any action that would make unavailable (x) the exemption set forth in Section 4(2) of the Securities Act, for the sale of any Alternative Termination Delivery Units by the Purchaser to the Seller or (y) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Alternative Termination Delivery Units by the Seller, and (B) such Early Termination Date is in respect of an Event of Default which is within Purchaser’s control (including, without limitation, failure to execute a Private Placement Agreement or otherwise comply with the requirements applicable to Purchaser set forth in Annex A hereto).

          For the avoidance of doubt, upon the Purchaser’s making an election to deliver Alternative Termination Delivery Units pursuant to this Section 7.02(a), the Purchaser shall be deemed to make the representations and warranties in Section 5.01 hereof as if made on the date of the Purchaser’s election. Notwithstanding the foregoing, at any time prior to the time the Seller (or any affiliate of the Seller) has contracted to resell the property to be delivered upon alternative termination settlement, the Purchaser may deliver in lieu of such property an amount in cash equal to the Termination Amount in the manner set forth in Section 6(d) of the Agreement.

          (b)          If cash settlement applies in respect of an Early Termination Date, Section 6 of the Agreement shall apply.

          Section 7.03. Alternative Termination Settlement. (a) Subject to Section 7.02(a), if the Termination Amount shall be payable by the Purchaser to the Seller and the Purchaser elects to deliver the Alternative Termination Delivery Units to the Seller, the Purchaser shall, as soon as directed by the Seller after the Default Notice Day (such date, the “Termination Settlement Date”), deliver to the Seller a number of Alternative Termination Delivery Units equal to the quotient of (A) the Termination Amount divided by (B) the Termination Price.

          (b)          Subject to Section 7.02(a), if the Termination Amount shall be payable by the Seller to the Purchaser and the Purchaser elects to receive the Alternative Termination Delivery Units from the Seller, (i) the Seller shall, beginning on the first Trading Day following the Default Notice Day and ending when the Seller shall have satisfied its obligations under this clause (the “Seller Termination Share Purchase Period”), purchase (subject to the provisions of Section 4.01 and Section 4.02 hereof) a number of Alternative Termination Delivery Units equal to the quotient of (A) the Termination Amount divided by (B) the Termination Price; and (ii) the Seller shall deliver such Alternative Termination Delivery Units to the Purchaser on the settlement dates relating to such purchases.

          Section 7.04. Notice of Default. If an Event of Default occurs in respect of the Purchaser, the Purchaser will, promptly upon becoming aware of it, notify the Seller specifying the nature of such Event of Default.

ARTICLE 8
Adjustments

          Section 8.01. Cash Dividends. (a) If the Purchaser declares any Extraordinary Cash Dividend that has a record date during the Contract Period, then prior to or on the date on which such Extraordinary Cash Dividend is paid by the Purchaser to holders of record, the Purchaser shall pay to the Seller an amount in cash equal to the product of (i) the amount of such Extraordinary Cash Dividend and (ii) the theoretical short delta number of shares as of the opening of business on the related ex-dividend date, as determined by the Calculation Agent, required for the Seller to hedge its exposure to the Transaction.

          (b)          If the Purchaser declares any cash dividend on shares of Common Stock that is not an Extraordinary Cash Dividend (an “Ordinary Cash Dividend”) and that has a record date during the Contract Period, and the amount of such Ordinary Cash Dividend, together with all prior declared Ordinary Cash Dividends that have a record date during the same Reference Period, exceeds the Cash Distribution Amount specified in the Pricing Supplement for such Reference Period, the Calculation Agent may make corresponding adjustments with respect to the Floor Price as the Calculation Agent determines appropriate to preserve the fair value of the Transaction to the Seller, and shall determine the effective date of such adjustment.

          Section 8.02. Other Dilution Adjustments. If (x) any corporate event occurs having a dilutive or concentrative effect on the theoretical value of the Common Stock (other than any cash dividend but including, without limitation, a spin-off, a stock split, stock or other dividend or distribution, reorganization, rights offering or recapitalization), or (y) as a result of the definition of Trading Day (whether because of a suspension of transactions pursuant to Section 4.02 or otherwise), any day that would otherwise be a Trading Day during the Contract Period is not a Trading Day or on such Trading Day, pursuant to Section 4.02, the Seller effects transactions with respect to shares of Common Stock at a volume lower than originally anticipated with respect to this Transaction, or (z) as a result of market conditions, the Seller incurs additional costs in connection with maintaining its hedge position with respect to this Transaction resulting from the insufficient availability of stock lenders willing and able to lend shares of Common Stock with a borrow cost not significantly greater than the cost as of the date hereof and otherwise on terms consistent with those as of the date hereof, then in any such case, the Calculation Agent shall make corresponding adjustments with respect to any variable relevant to the terms of the Transaction, as the Calculation Agent determines appropriate in its reasonable good faith judgment to preserve the fair value of the Transaction to the Seller, and shall determine the effective date of such adjustment.

ARTICLE 9
Miscellaneous

          Section 9.01. Successors and Assigns. All covenants and agreements in this Confirmation made by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          Section 9.02. Purchaser Indemnification. The Purchaser (the “Indemnifying Party”) agrees to indemnify and hold harmless the Seller and its officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities, joint or several (collectively, “Obligations”), resulting from a breach by Purchaser of this Confirmation or any claim, litigation, investigation or proceeding relating thereto, and to reimburse, within 30 days, upon written request, each such Indemnified Person for any reasonable legal or other expenses incurred in connection with investigating, preparation for, providing evidence for or defending any of the foregoing, provided, however, that the Indemnifying Party shall not have any liability to any Indemnified Person to the extent that such Obligations (i) are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person (and in such case, such Indemnified Person shall promptly return to the Indemnifying Party any amounts previously expended by the Indemnifying Party hereunder) or (ii) are trading losses incurred by the Seller as part of its purchases or sales of shares of Common Stock pursuant to this Confirmation (unless the Purchaser has breached any agreement, term or covenant herein).

          Section 9.03. Assignment and Transfer. Notwithstanding the Agreement, the Seller may assign any of its rights or duties hereunder to any one or more of its affiliates without the prior written consent of the Purchaser. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Seller to purchase, sell, receive or deliver any shares of Common Stock or other securities to or from the Purchaser, Seller may designate any of its affiliates to purchase, sell, receive or deliver such shares of Common Stock or other securities and otherwise to perform the Seller’s obligations in respect of this Transaction and any such designee may assume such obligations. The Seller may assign the right to receive Settlement Shares to any third party who may legally receive Settlement Shares. The Seller shall be discharged of its obligations to the Purchaser only to the extent of any such performance. For the avoidance of doubt, Seller hereby acknowledges that notwithstanding any such designation hereunder, to the extent any of Seller’s obligations in respect of this Transaction are not completed by its designee, Seller shall be obligated to continue to perform or to cause any other of its designees to perform in respect of such obligations.

          Section 9.04. Calculation Agent. Whenever the Calculation Agent is required to act or to exercise judgment in any way with respect to this Transaction, it will do so in good faith and in a commercially reasonable manner.

          Section 9.05. Non-confidentiality. The Seller and the Purchaser hereby acknowledge and agree that, subject to Section 6.03, each is authorized to disclose every aspect of this Confirmation and the transactions contemplated hereby to any and all persons, without limitation of any kind, and there are no express or implied agreements, arrangements or understandings to the contrary.

          Section 9.06. Unenforceability and Invalidity. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Confirmation shall not render any other provision or provisions herein contained unenforceable or invalid.

          Section 9.07. Securities Contract. The parties hereto agree and acknowledge as of the date hereof that (i) the Seller is a “financial institution” within the meaning of Section 101(22) of Title 11 of the United States Code (the “Bankruptcy Code”) and (ii) this Confirmation is a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protection of Sections 362(b)(6) and 555 of the Bankruptcy Code.

          Section 9.08. No Collateral, Netting or Setoff. Notwithstanding any provision of the Agreement, or any other agreement between the parties, to the contrary, the obligations of the Purchaser hereunder are not secured by any collateral. Obligations under this Transaction shall not be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against obligations under this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, netting or recoupment.

          Section 9.09. Equity Rights. The Seller acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of holders of Common Stock in the event of the Purchaser’s bankruptcy.

          Section 9.10. Notices. Unless otherwise specified herein, any notice, the delivery of which is expressly provided for in this Confirmation, may be made by telephone, to be confirmed in writing to the address below. Changes to the information below must be made in writing.

(a)	If to the Purchaser:

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, MN 55344
Attention: Tim Radermacher
Title: Treasurer and Director of Tax
Telephone No: (952) 937-4004
Facsimile No: (952) 937-4515

(b)	If to the Seller:

JPMorgan Chase Bank, National Association
c/o J.P. Morgan Securities LLC
EDG Marketing Support
Email: EDG_OTC_HEDGING_MS@jpmorgan.com
Fax: 1-866-886-4506

With a copy to:

Sudheer Tegulapalle
Executive Director
383 Madison Avenue, Floor 05
New York, NY, 10179, United States
Telephone No: (212) 622-2100
Facsimile No: (212) 622-0398
Email: sudheer.r.tegulapalle@jpmorgan.com

          Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

J.P. MORGAN SECURITIES LLC, as agent for JPMorgan Chase Bank, National Association, London Branch

By:
Name:
Title:

Confirmed as of the date first above written:

MTS SYSTEMS CORPORATION

By:
Name:
Title:

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746.
Registered Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority

ANNEX A

PRIVATE PLACEMENT PROCEDURES

          I.          Introduction

          MTS Systems Corporation, a Minnesota corporation (the “Purchaser”) and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (the “Seller”) have agreed to these procedures (the “Private Placement Procedures”) in connection with entering into the Confirmation (the “Confirmation”) dated as of September 7, 2012 between JPMorgan and the Purchaser relating to the sale by JPMorgan to the Purchaser of common stock, par value $0.25 per share, or security entitlements in respect thereof (the “Common Stock”) of the Purchaser. These Private Placement Procedures supplement, form part of, and are subject to the Confirmation and all terms used and not otherwise defined herein shall have the meanings assigned to them in the Confirmation.

          II.           Procedures

          If the Purchaser elects to deliver Private Placement Shares pursuant to Section 3.01(b) of the Confirmation or elects to deliver Alternative Termination Delivery Units pursuant to Section 7.02(a) of the Confirmation, the Purchaser shall effect such delivery in compliance with the private placement procedures provided herein.

         (a)          The Purchaser shall afford the Seller, and any potential buyers of the Private Placement Shares (or, in the case of alternative termination settlement, Alternative Termination Delivery Units) (collectively, the “Private Securities”) designated by the Seller a reasonable opportunity to conduct a due diligence investigation with respect to the Purchaser customary in scope for private offerings of such type of securities (including, without limitation, the availability of senior management to respond to questions regarding the business and financial condition of the Purchaser and the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them), and the Seller (or any such potential buyer) shall be satisfied in all material respects with such opportunity and with the resolution of any disclosure issues arising from such due diligence investigation of the Purchaser.

         (b)          Prior to or contemporaneously with the determination of the Private Placement Price (as described below), the Purchaser shall enter into an agreement (a “Private Placement Agreement”) with the Seller (or any affiliate of the Seller designated by the Seller) providing for the purchase and resale by the Seller (or such affiliate) in a private placement (or other transaction exempt from registration under the Securities Act) of the Private Securities, which agreement shall be on commercially reasonable terms and in form and substance reasonably satisfactory to the Seller (or such affiliate) and (without limitation of the foregoing) shall:

               (i)         contain customary conditions, and customary undertakings, representations and warranties (to the Seller or such affiliate, and if requested by the Seller or such affiliate, to potential purchasers of the Private Securities);

               (ii)        contain indemnification and contribution provisions in connection with the potential liability of the Seller and its affiliates relating to the resale by the Seller (or such affiliate) of the Private Securities;

               (iii)       provide for all reasonable steps within the Purchaser’s control to be taken to provide for the delivery of related certificates and representations, warranties and agreements of the Purchaser, including those necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for the Seller and resales of the Private Securities by the Seller (or such affiliate); and

A-1

               (iv)       provide for all reasonable steps within the Purchaser’s control to be taken to provide for the delivery to the Seller (or such affiliate) of customary opinions (including, without limitation, opinions relating to the due authorization, valid issuance and fully paid and non-assessable nature of the Private Securities, the availability of an exemption from the Securities Act for the Seller and resales of the Private Securities by the Seller (or such affiliate), and the lack of material misstatements and omissions in the Purchaser’s filings under the Exchange Act).

         (c)          The Seller shall determine the Private Placement Price (or, in the case of alternative termination settlement, the Termination Price) in its judgment by commercially reasonable means, which may include (without limitation):

(i) basing such price on indicative bids from investors;

               (ii)        taking into account any factors that are customary in pricing private sales for similarly situated issuers or securities, including, without limitation, a reasonable placement fee or spread to be retained by the Seller (or such affiliate); and

               (iii)       providing for the payment by the Purchaser of all reasonable fees and expenses in connection with such sale and resale, including all fees and expenses of counsel for the Seller or such affiliate.

         (d)          The Seller shall notify the Purchaser of the number of Private Securities required to be delivered by the Purchaser and the Private Placement Price (or, in the case of alternative termination settlement, the Termination Price) by 6:00 p.m. on the day such price is determined.

         (e)          The Purchaser agrees not to take or cause to be taken any action that would make unavailable either (i) the exemption set forth in Section 4(2) of the Securities Act, for the sale of any Private Securities by the Purchaser to the Seller or (ii) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Private Securities by the Seller.

         (f)          The Purchaser expressly agrees and acknowledges that the public disclosure of all material information relating to the Purchaser is within the Purchaser’s control and that the Purchaser shall promptly so disclose all such material information during the period from the Valuation Completion Date to and including the Settlement Date.

The Purchaser agrees to use its best efforts to make any filings required to be made by it with the SEC, any securities exchange or any other regulatory body with respect to the Transaction contemplated hereby and the issuance of the Private Securities.

A-2

ANNEX B

REGISTRATION PROCEDURES

          I.           Introduction

          MTS Systems Corporation, a Minnesota corporation (the “Purchaser”) and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (the “Seller”) have agreed to these procedures (the “Registration Procedures”) in connection with entering into the Confirmation (the “Confirmation”) dated as of September 7, 2012 between JPMorgan and the Purchaser relating to the sale by JPMorgan to the Purchaser of common stock, par value $0.25 per share, or security entitlements in respect thereof (the “Common Stock”) of the Purchaser. These Registration Procedures supplement, form part of, and are subject to the Confirmation and all terms used and not otherwise defined herein shall have the meanings assigned to them in the Confirmation.

          II.          Procedures

          If the Purchaser elects to deliver Registered Shares pursuant to Section 3.01(b) of the Confirmation, the Purchaser shall effect such delivery in compliance with the registration procedures provided herein.

         (a)          The Purchaser shall take all actions within its control to make available to the Seller and its affiliates an effective primary registration statement under the Securities Act and one or more prospectuses as necessary or advisable to allow the Seller and its affiliates to comply with the applicable prospectus delivery requirements (the “Prospectus”) for the sale by Seller or its affiliates of the Registered Shares to be delivered by the Purchaser pursuant to the Confirmation (the “Registration Statement”), such Registration Statement to be effective and Prospectus to be current until all such sales by the Seller (or its affiliates) have been settled. The Purchaser shall take all actions reasonably requested by the Seller to facilitate the disposition of any Registered Shares to be sold pursuant to such Registration Statement.

         (b)          The Purchaser shall use commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the lifting thereof as soon thereafter as is reasonably possible. If the Registration Statement, the Prospectus or any document incorporated therein by reference contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading, the Purchaser shall as promptly as reasonably practicable file any required document and prepare and furnish to the Seller a reasonable number of copies of such supplement or amendment thereto as may be necessary so that the Prospectus, as thereafter delivered to the purchasers in connection with sales of Registered Shares thereunder, will not contain any misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

         (c)          The Purchaser shall afford the Seller (and its agents and affiliates) a reasonable opportunity to conduct a due diligence investigation with respect to the Purchaser customary in scope for registered offerings of such type of securities (including, without limitation, the availability of senior management and external advisors to respond to questions regarding the business and financial condition of the Purchaser and the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them), and such opportunity and the resolution of any disclosure issues arising from such due diligence investigation of the Purchaser shall be satisfactory to Seller in all material respects. The Purchaser shall reimburse the Seller for all reasonable out-of-pocket expenses it incurs in connection with such diligence and otherwise in connection with the preparation of the Registration Statement and Prospectus, including, without limitation, the reasonable fees and expenses of outside counsel to the Seller incurred in connection therewith.

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         (d)          The Purchaser shall enter into an agreement (a “Registration Agreement”) with the Seller (or any affiliate of the Seller designated by the Seller) providing for the registration of the Registered Shares, which agreement shall be on commercially reasonable terms and in form and substance reasonably satisfactory to the Seller (or such affiliate) and (without limitation of the foregoing) shall:

(i) contain customary conditions, and customary undertakings, representations and warranties (to the Seller or such affiliate);

               (ii)        contain indemnification and contribution provisions in connection with the potential liability of the Seller and its affiliates relating to the sale by the Seller (or such affiliate) of the Registered Shares;

(iii) provide for the delivery of related certificates and representations, warranties and agreements of the Purchaser;

               (iv)       provide for the delivery of accountants’ “comfort letters” to the Seller in form and substance satisfactory to the Seller, containing statements and information of the type customarily included in such letters to “underwriters” with respect to the financial statements and certain financial information contained, or incorporated by reference, in the Registration Statement and the Prospectus; and

               (v)        provide for the delivery to the Seller (or such affiliate) of customary opinions, including, without limitation, opinions relating to the due authorization, valid issuance and fully paid and non-assessable nature of the Registered Shares and the lack of material misstatements and omissions in the Registration Statement (including any documents incorporated by reference therein).

         (e)          The Seller shall notify the Purchaser of the numbers of Registered Shares to be delivered by the Purchaser on the Settlement Dates, as necessary in light of the Seller’s unwinding of its hedge positions in connection with the Transaction and sales of Registered Shares in accordance with these Registration Procedures, and the Purchaser shall deliver such Shares to the Seller on such Settlement Dates in accordance with the Seller’s customary procedures. The parties understand and acknowledge that (i) the Seller or its affiliates expect to make contemporaneous or nearly contemporaneous (A) purchases of Common Stock to unwind its hedge and (B) sales of Registered Shares in accordance with these Registration Procedures, (ii) the Seller or its affiliates intend to make such sales of Registered Shares in a manner that is not a distribution for purposes of Regulation M, and (iii) accordingly, the length of the period during which the Seller or its affiliates make such purchases and sales will depend in part on prevailing trading volumes for the Common Stock.

         (f)          In the event that (i) the Purchaser fails to comply with the requirements set forth in this Annex B, (ii) the Registration Statement is not effective on or prior to the date that is 30 days after the Valuation Completion Date, or fails to remain effective until all Registered Shares have been sold hereunder, (ii) the opportunity to conduct a due diligence investigation with respect to the Purchaser and the resolution of any issues arising therefrom is not satisfactory to Seller and its affiliates in all material respects, or does not continue to be satisfactory to the Seller and its affiliates in all material respects until all Registered Shares have been sold hereunder, (iv) the Seller or its affiliates are not able to make sales of Registered Shares in a manner that permits the contemporaneous or nearly contemporaneous purchase by the Seller or its affiliates of Common Stock in accordance with Regulation M or (v) the Registration Procedures otherwise become unavailable for the sale by the Seller and its affiliates of the Registered Shares delivered by the Purchaser hereunder prior to the completion of the sale thereof, then in any such event, the provisions of Section 3.01(d) of the Confirmation providing for cash settlement with respect to any unsold Registered Shares shall apply, appropriately modified to take into account any Registered Shares theretofore delivered and sold pursuant to these Registration Procedures.

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ANNEX C

COMMUNICATIONS PROCEDURES

September 7, 2012

          I.           Introduction

          MTS Systems Corporation, a Minnesota corporation (“Counterparty”) and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) have adopted these communications procedures (the “Communications Procedures”) in connection with entering into the Confirmation (the “Confirmation”) dated as of September 7, 2012 between JPMorgan and Counterparty relating to the sale by JPMorgan to Counterparty of common stock, par value $0.25 per share, or security entitlements in respect thereof (the “Common Stock”) of the Counterparty. These Communications Procedures supplement, form part of, and are subject to the Confirmation.

          II.          Communications Rules

          From the date hereof until the end of the Contract Period, Counterparty and its Employees and Designees shall not engage in any Program-Related Communication with, or disclose any Material Non-Public Information to, any EDG Trading Personnel. Except as set forth in the preceding sentence, the Confirmation shall not limit Counterparty and its Employees and Designees in their communication with Affiliates and Employees of JPMorgan, including without limitation Employees who are EDG Permitted Contacts.

          III.          Termination

          If, in the sole judgment of any EDG Trading Personnel or any affiliate or Employee of JPMorgan participating in any Communication with Counterparty or any Employee or Designee of Counterparty, such Communication would not be permitted by these Communications Procedures, such EDG Trading Personnel or affiliate or Employee of JPMorgan shall immediately terminate such Communication. In such case, or if such EDG Trading Personnel or affiliate or Employee of JPMorgan determines following completion of any Communication with Counterparty or any Employee or Designee of Counterparty that such Communication was not permitted by these Communications Procedures, such EDG Trading Personnel or such affiliate or Employee of JPMorgan shall promptly consult with his or her supervisors and with counsel for JPMorgan regarding such Communication. If, in the reasonable judgment of JPMorgan’s counsel following such consultation, there is more than an insignificant risk that such Communication could materially jeopardize the availability of the affirmative defenses provided in Rule 10b5-1 under the Exchange Act with respect to any ongoing or contemplated activities of JPMorgan or its affiliates in respect of the Confirmation, it shall be an Additional Termination Event with respect to the Confirmation.

          IV.          Definitions

          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Confirmation. As used herein, the following words and phrases shall have the following meanings:

          “Communication” means any contact or communication (whether written, electronic, oral or otherwise) between Counterparty or any of its Employees or Designees, on the one hand, and JPMorgan or any of its affiliates or Employees, on the other hand.

          “Designee” means a person designated, in writing or orally, by Counterparty to communicate with JPMorgan on behalf of Counterparty.

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          “EDG Permitted Contact” means any of Mr. David Aidelson, Mr. Gregory Batista, Mr. Elliot Chalom, Mr. James Rothschild, Mr. David Seaman, Mr. Steven Seltzer, Mr. James F. Smith, Mr. Sudheer Tegulapalle and Mr. Jason M. Wood or any of their designees; provided that JPMorgan may amend the list of EDG Permitted Contacts by delivering a revised list of EDG Permitted Contacts to Counterparty.

          “EDG Trading Personnel” means Graham Orton, Michael Tatro and any other Employee of the public side of the Equity Derivatives Group or the Special Equities Group of J.P. Morgan Chase & Co.; provided that JPMorgan may amend the list of EDG Trading Personnel by delivering a revised list of EDG Trading Personnel to Counterparty; and provided further that, for the avoidance of doubt, the persons listed as EDG Permitted Contacts are not EDG Trading Personnel.

          “Employee” means, with respect to any entity, any owner, principal, officer, director, employee or other agent or representative of such entity, and any affiliate of any of such owner, principal, officer, director, employee, agent or representative.

          “Material Non-Public Information” means information relating to the Counterparty or the Common Stock that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from the Counterparty to its shareholders or in a press release, or contained in a public filing made by the Counterparty with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold shares of Common Stock. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets and similar matters.

          “Program-Related Communication” means any Communication the subject matter of which relates to the Confirmation or any Transaction under the Confirmation or any activities of JPMorgan (or any of its affiliates) in respect of the Confirmation or any Transaction under the Confirmation.

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ANNEX D

PRICING SUPPLEMENT

          This Pricing Supplement is subject to the Confirmation dated as of September 7, 2012 (the “Confirmation”) between J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (the “Seller”), and MTS Systems Corporation, a Minnesota corporation (the “Purchaser”). Capitalized terms used herein have the meanings set forth in the Confirmation.

1	Discount:	$0.58

2	Initial Delivery Percentage	80%

3	Contract Fee:	$0.00

4	Floor Price:	$0.01

5	Registered Shares Fee:	$0.05

6	Valuation Completion Date:

The Trading Day, occurring during the period commencing on and including the 115th Trading Day following the Trade Date and ending on and including the Expiration Date, specified as such by the Seller, in its sole judgment, by delivering a notice designating such Trading Day as a Valuation Completion Date by the close of business on the Business Day immediately following such Trading Day; provided that if the Seller fails to validly designate the Valuation Completion Date prior to the Expiration Date, the Valuation Completion Date shall be the Expiration Date.

7	Cash Settlement Fee:	$0.00

8	Cash Distribution Amount:

Cash Distribution Amount	Reference Period

$0.00 per share of Common Stock	Trade Date – December 16, 2012

$0.30 per share of Common Stock	December 17, 2012 – March 10, 2013

$0.30 per share of Common Stock	Any period after March 11, 2013

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EXHIBIT A

[Letterhead of Purchaser]

JPMorgan Chase Bank, National Association
c/o J.P. Morgan Securities LLC
383 Madison Avenue
5th Floor
New York, New York 10172

Re:          Accelerated Purchase of Equity Securities

Ladies and Gentlemen:

          In connection with our entry into the Confirmation dated as of September 7, 2012 (the “Confirmation”), we hereby represent that set forth below is the total number of shares of our common stock purchased by or for us or any of our affiliated purchasers in Rule 10b-18 purchases of blocks (all defined in Rule 10b-18 under the Securities Exchange Act of 1934) pursuant to the once-a-week block exception set forth in Rule 10b-18(b)(4) during the four full calendar weeks immediately preceding the first day of the [Valuation Period] [Cash Settlement Purchase Period] [Seller Termination Share Purchase Period] (as defined in the Confirmation) and the week during which the first day of the Valuation Period occurs.

          Number of Shares: __________________

          We understand that you will use this information in calculating trading volume for purposes of Rule 10b-18.

Very truly yours,

MTS SYSTEMS CORPORATION

By:
Name:
Title:

Exh-A-1

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International Swaps and Derivatives Association, Inc.

2002 MASTER AGREEMENT

dated as of______________________________________

____________________________________________ and ____________________________________________

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this 2002 Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties or otherwise effective for the purpose of confirming or evidencing those Transactions. This 2002 Master Agreement and the Schedule are together referred to as this “Master Agreement”.

Accordingly, the parties agree as follows:―

1.          Interpretation

(a)        Definitions. The terms defined in Section 14 and elsewhere in this Master Agreement will have the meanings therein specified for the purpose of this Master Agreement.

(b)         Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.

(c)        Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.          Obligations

(a)        General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

Copyright © 2002 by International Swaps and Derivatives Association, Inc.

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(ii)          Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)         Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other condition specified in this Agreement to be a condition precedent for the purpose of this Section 2(a)(iii).

(b)        Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the Scheduled Settlement Date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)        Netting of Payments. If on any date amounts would otherwise be payable:―

(i)	in the same currency; and

(ii)	in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by which the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount and payment obligation will be determined in respect of all amounts payable on the same date in the same currency in respect of those Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or any Confirmation by specifying that “Multiple Transaction Payment Netting” applies to the Transactions identified as being subject to the election (in which case clause (ii) above will not apply to such Transactions). If Multiple Transaction Payment Netting is applicable to Transactions, it will apply to those Transactions with effect from the starting date specified in the Schedule or such Confirmation, or, if a starting date is not specified in the Schedule or such Confirmation, the starting date otherwise agreed by the parties in writing. This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)        Deduction or Withholding for Tax.

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(i)        Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will: ―

(1) promptly notify the other party (“Y”) of such requirement;

(2)          pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)          if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: ―

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)          the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)	Liability. If:―

(1)          X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

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then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

3.	Representations

Each party makes the representations contained in Sections 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f) and, if specified in the Schedule as applying, 3(g) to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement). If any “Additional Representation” is specified in the Schedule or any Confirmation as applying, the party or parties specified for such Additional Representation will make and, if applicable, be deemed to repeat such Additional Representation at the time or times specified for such Additional Representation.

(a)	Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)        Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)       No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)       Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)        Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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(b)          Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)          Absence of Litigation. There is not pending or, to its knowledge, threatened against it, any of its Credit Support Providers or any of its applicable Specified Entities any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)          Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

(g) No Agency. It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.

4.	Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:―

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under clause (iii) below, to such government or taxing authority as the other party reasonably directs:―

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii)       upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be

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delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)        Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)        Comply With Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)        Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled or considered to have its seat, or where an Office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”), and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.	Events of Default and Termination Events

(a)        Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes (subject to Sections 5(c) and 6(e)(iv)) an event of default (an “Event of Default”) with respect to such party:―

(i)        Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) required to be made by it if such failure is not remedied on or before the first Local Business Day in the case of any such payment or the first Local Delivery Day in the case of any such delivery after, in each case, notice of such failure is given to the party;

(ii) Breach of Agreement; Repudiation of Agreement.

(1) Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied within 30 days after notice of such failure is given to the party; or

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(2)          the party disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, this Master Agreement, any Confirmation executed and delivered by that party or any Transaction evidenced by such a Confirmation (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(iii)	Credit Support Default.

(1)          Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)           the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document, or any security interest granted by such party or such Credit Support Provider to the other party pursuant to any such Credit Support Document, to be in full force and effect for the purpose of this Agreement (in each case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)          the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(iv)      Misrepresentation. A representation (other than a representation under Section 3(e) or 3(f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default Under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:―

(1)          defaults (other than by failing to make a delivery) under a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction;

(2)          defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment or exchange date of, or any payment on early termination of, a Specified Transaction (or, if there is no applicable notice requirement or grace period, such default continues for at least one Local Business Day);

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(3)          defaults in making any delivery due under (including any delivery due on the last delivery or exchange date of) a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction; or

(4)          disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, a Specified Transaction or any credit support arrangement relating to a Specified Transaction that is, in either case, confirmed or evidenced by a document or other confirming evidence executed and delivered by that party, Credit Support Provider or Specified Entity (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross-Default. If “Cross-Default” is specified in the Schedule as applying to the party, the occurrence or existence of:―

(1)          a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) where the aggregate principal amount of such agreements or instruments, either alone or together with the amount, if any, referred to in clause (2) below, is not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments before it would otherwise have been due and payable; or

(2)          a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments under such agreements or instruments on the due date for payment (after giving effect to any applicable notice requirement or grace period) in an aggregate amount, either alone or together with the amount, if any, referred to in clause (1) above, of not less than the applicable Threshold Amount;

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:―

(1)          is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any

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other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (l) to (7) above (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)    Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganises, reincorporates or reconstitutes into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganisation, reincorporation or reconstitution: ―

(1)          the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party; or

(2)          the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)        Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes (subject to Section 5(c)) an Illegality if the event is specified in clause (i) below, a Force Majeure Event if the event is specified in clause (ii) below, a Tax Event if the event is specified in clause (iii) below, a Tax Event Upon Merger if the event is specified in clause (iv) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to

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clause (v) below or an Additional Termination Event if the event is specified pursuant to clause (vi) below:―

(i)        Illegality. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, due to an event or circumstance (other than any action taken by a party or, if applicable, any Credit Support Provider of such party) occurring after a Transaction is entered into, it becomes unlawful under any applicable law (including without limitation the laws of any country in which payment, delivery or compliance is required by either party or any Credit Support Provider, as the case may be), on any day, or it would be unlawful if the relevant payment, delivery or compliance were required on that day (in each case, other than as a result of a breach by the party of Section 4(b)):―

(1)          for the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction to perform any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)          for such party or any Credit Support Provider of such party (which will be the Affected Party) to perform any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, to receive a payment or delivery under such Credit Support Document or to comply with any other material provision of such Credit Support Document;

(ii)       Force Majeure Event. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, by reason of force majeure or act of state occurring after a Transaction is entered into, on any day: ―

(1)          the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction is prevented from performing any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, from receiving a payment or delivery in respect of such Transaction or from complying with any other material provision of this Agreement relating to such Transaction (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such Office so to perform, receive or comply (or it would be impossible or impracticable for such Office so to perform, receive or comply if such payment, delivery or compliance were required on that day); or

(2)          such party or any Credit Support Provider of such party (which will be the Affected Party) is prevented from performing any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under

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any Credit Support Document relating to such Transaction, from receiving a payment or delivery under such Credit Support Document or from complying with any other material provision of such Credit Support Document (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply (or it would be impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply if such payment, delivery or compliance were required on that day), so long as the force majeure or act of state is beyond the control of such Office, such party or such Credit Support Provider, as appropriate, and such Office, party or Credit Support Provider could not, after using all reasonable efforts (which will not require such party or Credit Support Provider to incur a loss, other than immaterial, incidental expenses), overcome such prevention, impossibility or impracticability;

(iii)       Tax Event. Due to (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (2) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Settlement Date (A) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 9(h)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iv)        Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Settlement Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets (or any substantial part of the assets comprising the business conducted by it as of the date of this Master Agreement) to, or reorganising, reincorporating or reconstituting into or as, another entity (which will be the Affected Party) where such action does not constitute a Merger Without Assumption;

(v)        Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, a Designated Event (as defined below) occurs with respect to such party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, “X”) and such Designated Event does not constitute a Merger Without Assumption, and the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, is materially weaker immediately after the occurrence of such Designated Event than that of X immediately prior to the occurrence of such Designated Event (and, in any such event, such

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party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party). A “Designated Event” with respect to X means that:―

(1)          X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets (or any substantial part of the assets comprising the business conducted by X as of the date of this Master Agreement) to, or reorganises, reincorporates or reconstitutes into or as, another entity;

(2)          any person, related group of persons or entity acquires directly or indirectly the beneficial ownership of (A) equity securities having the power to elect a majority of the board of directors (or its equivalent) of X or (B) any other ownership interest enabling it to exercise control of X; or

(3)          X effects any substantial change in its capital structure by means of the issuance, incurrence or guarantee of debt or the issuance of (A) preferred stock or other securities convertible into or exchangeable for debt or preferred stock or (B) in the case of entities other than corporations, any other form of ownership interest; or

(vi)      Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties will be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)	Hierarchy of Events.

(i)          An event or circumstance that constitutes or gives rise to an Illegality or a Force Majeure Event will not, for so long as that is the case, also constitute or give rise to an Event of Default under Section 5(a)(i), 5(a)(ii)(1) or 5(a)(iii)(1) insofar as such event or circumstance relates to the failure to make any payment or delivery or a failure to comply with any other material provision of this Agreement or a Credit Support Document, as the case may be.

(ii)        Except in circumstances contemplated by clause (i) above, if an event or circumstance which would otherwise constitute or give rise to an Illegality or a Force Majeure Event also constitutes an Event of Default or any other Termination Event, it will be treated as an Event of Default or such other Termination Event, as the case may be, and will not constitute or give rise to an Illegality or a Force Majeure Event.

(iii)       If an event or circumstance which would otherwise constitute or give rise to a Force Majeure Event also constitutes an Illegality, it will be treated as an Illegality, except as described in clause (ii) above, and not a Force Majeure Event.

(d)        Deferral of Payments and Deliveries During Waiting Period. If an Illegality or a Force Majeure Event has occurred and is continuing with respect to a Transaction, each payment or delivery which would otherwise be required to be made under that Transaction will be deferred to, and will not be due until: ―

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(i)          the first Local Business Day or, in the case of a delivery, the first Local Delivery Day (or the first day that would have been a Local Business Day or Local Delivery Day, as appropriate, but for the occurrence of the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event) following the end of any applicable Waiting Period in respect of that Illegality or Force Majeure Event, as the case may be; or

(ii)          if earlier, the date on which the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event ceases to exist or, if such date is not a Local Business Day or, in the case of a delivery, a Local Delivery Day, the first following day that is a Local Business Day or Local Delivery Day, as appropriate.

(e)        Inability of Head or Home Office to Perform Obligations of Branch. If (i) an Illegality or a Force Majeure Event occurs under Section 5(b)(i)(1) or 5(b)(ii)(1) and the relevant Office is not the Affected Party’s head or home office, (ii) Section 10(a) applies, (iii) the other party seeks performance of the relevant obligation or compliance with the relevant provision by the Affected Party’s head or home office and (iv) the Affected Party’s head or home office fails so to perform or comply due to the occurrence of an event or circumstance which would, if that head or home office were the Office through which the Affected Party makes and receives payments and deliveries with respect to the relevant Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and such failure would otherwise constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) with respect to such party, then, for so long as the relevant event or circumstance continues to exist with respect to both the Office referred to in Section 5(b)(i)(1) or 5(b)(ii)(1), as the case may be, and the Affected Party’s head or home office, such failure will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1).

6.         Early Termination; Close-Out Netting

(a)       Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)        Right to Terminate Following Termination Event.

(i)           Notice. If a Termination Event other than a Force Majeure Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction, and will also give the other party such other information about that Termination Event as the other party may reasonably require. If a Force Majeure Event occurs, each party will, promptly upon becoming aware of it, use all

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reasonable efforts to notify the other party, specifying the nature of that Force Majeure Event, and will also give the other party such other information about that Force Majeure Event as the other party may reasonably require.

(ii)         Transfer to Avoid Termination Event. If a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)        Two Affected Parties. If a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice of such occurrence is given under Section 6(b)(i) to avoid that Termination Event.

(iv) Right to Terminate.

(1)	If:―

(A)          a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(B) a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there are two Affected Parties, or the Non- affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, if the relevant Termination Event is then continuing, by not more than 20 days notice to the other party, designate a day not earlier than the day such notice is effective as an

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Early Termination Date in respect of all Affected Transactions.

(2) If at any time an Illegality or a Force Majeure Event has occurred and is then continuing and any applicable Waiting Period has expired:―

(A)          Subject to clause (B) below, either party may, by not more than 20 days notice to the other party, designate (I) a day not earlier than the day on which such notice becomes effective as an Early Termination Date in respect of all Affected Transactions or (II) by specifying in that notice the Affected Transactions in respect of which it is designating the relevant day as an Early Termination Date, a day not earlier than two Local Business Days following the day on which such notice becomes effective as an Early Termination Date in respect of less than all Affected Transactions. Upon receipt of a notice designating an Early Termination Date in respect of less than all Affected Transactions, the other party may, by notice to the designating party, if such notice is effective on or before the day so designated, designate that same day as an Early Termination Date in respect of any or all other Affected Transactions.

(B)          An Affected Party (if the Illegality or Force Majeure Event relates to performance by such party or any Credit Support Provider of such party of an obligation to make any payment or delivery under, or to compliance with any other material provision of, the relevant Credit Support Document) will only have the right to designate an Early Termination Date under Section 6(b)(iv)(2)(A) as a result of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2) following the prior designation by the other party of an Early Termination Date, pursuant to Section 6(b)(iv)(2)(A), in respect of less than all Affected Transactions.

(c)	Effect of Designation.

(i)          If notice designating an Early Termination Date is given under Section 6(a) or 6(b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)        Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 9(h)(i) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date will be determined pursuant to Sections 6(e) and 9(h)(ii).

(d)	Calculations; Payment Date.

(i)          Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (l) showing, in reasonable detail,

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such calculations (including any quotations, market data or information from internal sources used in making such calculations), (2) specifying (except where there are two Affected Parties) any Early Termination Amount payable and (3) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation or market data obtained in determining a Close-out Amount, the records of the party obtaining such quotation or market data will be conclusive evidence of the existence and accuracy of such quotation or market data.

(ii)        Payment Date. An Early Termination Amount due in respect of any Early Termination Date will, together with any amount of interest payable pursuant to Section 9(h)(ii)(2), be payable (1) on the day on which notice of the amount payable is effective in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default and (2) on the day which is two Local Business Days after the day on which notice of the amount payable is effective (or, if there are two Affected Parties, after the day on which the statement provided pursuant to clause (i) above by the second party to provide such a statement is effective) in the case of an Early Termination Date which is designated as a result of a Termination Event.

(e)         Payments on Early Termination. If an Early Termination Date occurs, the amount, if any, payable in respect of that Early Termination Date (the “Early Termination Amount”) will be determined pursuant to this Section 6(e) and will be subject to Section 6(f).

(i)          Events of Default. If the Early Termination Date results from an Event of Default, the Early Termination Amount will be an amount equal to (1) the sum of (A) the Termination Currency Equivalent of the Close-out Amount or Close-out Amounts (whether positive or negative) determined by the Non- defaulting Party for each Terminated Transaction or group of Terminated Transactions, as the case may be, and (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (2) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If the Early Termination Amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of the Early Termination Amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:―

(1)          One Affected Party. Subject to clause (3) below, if there is one Affected Party, the Early Termination Amount will be determined in accordance with Section 6(e)(i), except that references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and to the Non-affected Party, respectively.

(2)          Two Affected Parties. Subject to clause (3) below, if there are two Affected Parties, each party will determine an amount equal to the Termination Currency Equivalent of the sum of the Close-out Amount or Close-out Amounts (whether positive or negative) for each Terminated Transaction or group of Terminated

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Transactions, as the case may be, and the Early Termination Amount will be an amount equal to (A) the sum of (I) one-half of the difference between the higher amount so determined (by party “X”) and the lower amount so determined (by party “Y”) and (II) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to Y. If the Early Termination Amount is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of the Early Termination Amount to Y.

(3)         Mid-Market Events. If that Termination Event is an Illegality or a Force Majeure Event, then the Early Termination Amount will be determined in accordance with clause (1) or (2) above, as appropriate, except that, for the purpose of determining a Close-out Amount or Close-out Amounts, the Determining Party will:―

(A)          if obtaining quotations from one or more third parties (or from any of the Determining Party’s Affiliates), ask each third party or Affiliate (I) not to take account of the current creditworthiness of the Determining Party or any existing Credit Support Document and (II) to provide mid-market quotations; and

(B) in any other case, use mid-market values without regard to the creditworthiness of the Determining Party.

(iii)       Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because Automatic Early Termination applies in respect of a party, the Early Termination Amount will be subject to such adjustments as are appropriate and permitted by applicable law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)       Adjustment for Illegality or Force Majeure Event. The failure by a party or any Credit Support Provider of such party to pay, when due, any Early Termination Amount will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) if such failure is due to the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event. Such amount will (1) accrue interest and otherwise be treated as an Unpaid Amount owing to the other party if subsequently an Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions and (2) otherwise accrue interest in accordance with Section 9(h)(ii)(2).

(v)       Pre-Estimate. The parties agree that an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks, and, except as otherwise provided in this Agreement, neither party will be entitled to recover any additional damages as a consequence of the termination of the Terminated Transactions.

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(f)          Set-Off. Any Early Termination Amount payable to one party (the “Payee”) by the other party (the “Payer”), in circumstances where there is a Defaulting Party or where there is one Affected Party in the case where either a Credit Event Upon Merger has occurred or any other Termination Event in respect of which all outstanding Transactions are Affected Transactions has occurred, will, at the option of the Non-defaulting Party or the Non- affected Party, as the case may be (“X”) (and without prior notice to the Defaulting Party or the Affected Party, as the case may be), be reduced by its set-off against any other amounts (“Other Amounts”) payable by the Payee to the Payer (whether or not arising under this Agreement, matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation). To the extent that any Other Amounts are so set off, those Other Amounts will be discharged promptly and in all respects. X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Amounts (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, in good faith and using commercially reasonable procedures, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) will be effective to create a charge or other security interest. This Section 6(f) will be without prejudice and in addition to any right of set-off, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which any party is at any time otherwise entitled or subject (whether by operation of law, contract or otherwise).

7.           Transfer

Subject to Section 6(b)(ii) and to the extent permitted by applicable law, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:―

(a)          a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)          a party may make such a transfer of all or any part of its interest in any Early Termination Amount payable to it by a Defaulting Party, together with any amounts payable on or with respect to that interest and any other rights associated with that interest pursuant to Sections 8, 9(h) and 11.

Any purported transfer that is not in compliance with this Section 7 will be void.

8.           Contractual Currency

(a)          Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the

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Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)          Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in clause (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purpose of such judgment or order and the rate of exchange at which such party is able, acting in good faith and using commercially reasonable procedures in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.

(c)          Separate Indemnities. To the extent permitted by applicable law, the indemnities in this Section 8 constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)          Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.           Miscellaneous

(a)         Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter. Each of the parties acknowledges that in entering into this Agreement it has not relied on any oral or written representation, warranty or other assurance (except as provided for or referred to in this Agreement) and waives all rights and remedies which might

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otherwise be available to it in respect thereof, except that nothing in this Agreement will limit or exclude any liability of a party for fraud.

(b)         Amendments. An amendment, modification or waiver in respect of this Agreement will only be effective if in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system.

(c)         Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)         Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)         Counterparts and Confirmations.

(i)           This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission and by electronic messaging system), each of which will be deemed an original.

(ii)          The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation will be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes, by an exchange of electronic messages on an electronic messaging system or by an exchange of e-mails, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex, electronic message or e-mail constitutes a Confirmation.

(f)         No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

(h) Interest and Compensation.

(i) Prior to Early Termination. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction:―

(1)          Interest on Defaulted Payments. If a party defaults in the performance of any payment obligation, it will, to the extent permitted by applicable law and subject to Section 6(c), pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period

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from (and including) the original due date for payment to (but excluding) the date of actual payment (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (3)(B) or (C) below), at the Default Rate.

(2)           Compensation for Defaulted Deliveries. If a party defaults in the performance of any obligation required to be settled by delivery, it will on demand (A) compensate the other party to the extent provided for in the relevant Confirmation or elsewhere in this Agreement and (B) unless otherwise provided in the relevant Confirmation or elsewhere in this Agreement, to the extent permitted by applicable law and subject to Section 6(c), pay to the other party interest (before as well as after judgment) on an amount equal to the fair market value of that which was required to be delivered in the same currency as that amount, for the period from (and including) the originally scheduled date for delivery to (but excluding) the date of actual delivery (and excluding any period in respect of which interest or compensation in respect of that amount is due pursuant to clause (4) below), at the Default Rate. The fair market value of any obligation referred to above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party that was entitled to take delivery.

(3) Interest on Deferred Payments. If:―

(A)          a party does not pay any amount that, but for Section 2(a)(iii), would have been payable, it will, to the extent permitted by applicable law and subject to Section 6(c) and clauses (B) and (C) below, pay interest (before as well as after judgment) on that amount to the other party on demand (after such amount becomes payable) in the same currency as that amount, for the period from (and including) the date the amount would, but for Section 2(a)(iii), have been payable to (but excluding) the date the amount actually becomes payable, at the Applicable Deferral Rate;

(B)          a payment is deferred pursuant to Section 5(d), the party which would otherwise have been required to make that payment will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the amount of the deferred payment to the other party on demand (after such amount becomes payable) in the same currency as the deferred payment, for the period from (and including) the date the amount would, but for Section 5(d), have been payable to (but excluding) the earlier of the date the payment is no longer deferred pursuant to Section 5(d) and the date during the deferral period upon which an Event of Default or Potential Event of Default with respect to that party occurs, at the Applicable Deferral Rate; or

(C) a party fails to make any payment due to the occurrence of an Illegality or a Force Majeure Event (after giving effect to any deferral period

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contemplated by clause (B) above), it will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as the event or circumstance giving rise to that Illegality or Force Majeure Event continues and no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the date the party fails to make the payment due to the occurrence of the relevant Illegality or Force Majeure Event (or, if later, the date the payment is no longer deferred pursuant to Section 5(d)) to (but excluding) the earlier of the date the event or circumstance giving rise to that Illegality or Force Majeure Event ceases to exist and the date during the period upon which an Event of Default or Potential Event of Default with respect to that party occurs (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (B) above), at the Applicable Deferral Rate.

(4)	Compensation for Deferred Deliveries. If:―

(A) a party does not perform any obligation that, but for Section 2(a)(iii), would have been required to be settled by delivery;

(B) a delivery is deferred pursuant to Section 5(d); or

(C) a party fails to make a delivery due to the occurrence of an Illegality or a Force Majeure Event at a time when any applicable Waiting Period has expired,

the party required (or that would otherwise have been required) to make the delivery will, to the extent permitted by applicable law and subject to Section 6(c), compensate and pay interest to the other party on demand (after, in the case of clauses (A) and (B) above, such delivery is required) if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

(ii) Early Termination. Upon the occurrence or effective designation of an Early Termination Date in respect of a Transaction:―

(1)         Unpaid Amounts. For the purpose of determining an Unpaid Amount in respect of the relevant Transaction, and to the extent permitted by applicable law, interest will accrue on the amount of any payment obligation or the amount equal to the fair market value of any obligation required to be settled by delivery included in such determination in the same currency as that amount, for the period from (and including) the date the relevant obligation was (or would have been but for Section 2(a)(iii) or 5(d)) required to have been performed to (but excluding) the relevant Early Termination Date, at the Applicable Close-out Rate.

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(2)        Interest on Early Termination Amounts. If an Early Termination Amount is due in respect of such Early Termination Date, that amount will, to the extent permitted by applicable law, be paid together with interest (before as well as after judgment) on that amount in the Termination Currency, for the period from (and including) such Early Termination Date to (but excluding) the date the amount is paid, at the Applicable Close-out Rate.

(iii) Interest Calculation. Any interest pursuant to this Section 9(h) will be calculated on the basis of daily compounding and the actual number of days elapsed.

10.        Offices; Multibranch Parties

(a)        If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to and agrees with the other party that, notwithstanding the place of booking or its jurisdiction of incorporation or organisation, its obligations are the same in terms of recourse against it as if it had entered into the Transaction through its head or home office, except that a party will not have recourse to the head or home office of the other party in respect of any payment or delivery deferred pursuant to Section 5(d) for so long as the payment or delivery is so deferred. This representation and agreement will be deemed to be repeated by each party on each date on which the parties enter into a Transaction.

(b)        If a party is specified as a Multibranch Party in the Schedule, such party may, subject to clause (c) below, enter into a Transaction through, book a Transaction in and make and receive payments and deliveries with respect to a Transaction through any Office listed in respect of that party in the Schedule (but not any other Office unless otherwise agreed by the parties in writing).

(c)        The Office through which a party enters into a Transaction will be the Office specified for that party in the relevant Confirmation or as otherwise agreed by the parties in writing, and, if an Office for that party is not specified in the Confirmation or otherwise agreed by the parties in writing, its head or home office. Unless the parties otherwise agree in writing, the Office through which a party enters into a Transaction will also be the Office in which it books the Transaction and the Office through which it makes and receives payments and deliveries with respect to the Transaction. Subject to Section 6(b)(ii), neither party may change the Office in which it books the Transaction or the Office through which it makes and receives payments or deliveries with respect to a Transaction without the prior written consent of the other party.

11.        Expenses

A Defaulting Party will on demand indemnify and hold harmless the other party for and against all reasonable out-of- pocket expenses, including legal fees, execution fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.        Notices

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(a)        Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner described below (except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system or e-mail) to the address or number or in accordance with the electronic messaging system or e-mail details provided (see the Schedule) and will be deemed effective as indicated: ―

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient’s answerback is received;

(iii)       if sent by facsimile transmission, on the date it is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date it is delivered or its delivery is attempted;

(v) if sent by electronic messaging system, on the date it is received; or

(vi) if sent by e-mail, on the date it is delivered,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication will be deemed given and effective on the first following day that is a Local Business Day.

(b)        Change of Details. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system or e-mail details at which notices or other communications are to be given to it.

13.	Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement (“Proceedings”), each party irrevocably:―

(i) submits:―

(1)          if this Agreement is expressed to be governed by English law, to (A) the non-exclusive jurisdiction of the English courts if the Proceedings do not involve a Convention Court and (B) the exclusive jurisdiction of the English courts if the Proceedings do involve a Convention Court; or

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(2)          if this Agreement is expressed to be governed by the laws of the State of New York, to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City;

(ii)        waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party; and

(iii) agrees, to the extent permitted by applicable law, that the bringing of Proceedings in any one or more jurisdictions will not preclude the bringing of Proceedings in any other jurisdiction.

(c)          Service of Process. Each party irrevocably appoints the Process Agent, if any, specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12(a)(i), 12(a)(iii) or 12(a)(iv). Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by applicable law.

(d)          Waiver of Immunities. Each party irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction or order for specific performance or recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement:―

“Additional Representation” has the meaning specified in Section 3.

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Force Majeure Event, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event (which, in the case of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2), means all Transactions unless the relevant Credit Support Document references only certain Transactions, in which case those Transactions and, if the

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relevant Credit Support Document constitutes a Confirmation for a Transaction, that Transaction) and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Agreement” has the meaning specified in Section 1(c).

“Applicable Close-out Rate” means:―

(a)	in respect of the determination of an Unpaid Amount:―

(i) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(ii) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate;

(iii) in respect of obligations deferred pursuant to Section 5(d), if there is no Defaulting Party and for so long as the deferral period continues, the Applicable Deferral Rate; and

(iv) in all other cases following the occurrence of a Termination Event (except where interest accrues pursuant to clause (iii) above), the Applicable Deferral Rate; and

(b)	in respect of an Early Termination Amount:―

(i) for the period from (and including) the relevant Early Termination Date to (but excluding) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable: ―

(1) if the Early Termination Amount is payable by a Defaulting Party, the Default Rate;

(2) if the Early Termination Amount is payable by a Non-defaulting Party, the Non-default Rate; and

(3) in all other cases, the Applicable Deferral Rate; and

(ii) for the period from (and including) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable to (but excluding) the date of actual payment:―

(1)          if a party fails to pay the Early Termination Amount due to the occurrence of an event or circumstance which would, if it occurred with respect to a payment or delivery under a Transaction, constitute or give rise to an Illegality or a Force Majeure

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Event, and for so long as the Early Termination Amount remains unpaid due to the continuing existence of such event or circumstance, the Applicable Deferral Rate;

(2) if the Early Termination Amount is payable by a Defaulting Party (but excluding any period in respect of which clause (1) above applies), the Default Rate;

(3) if the Early Termination Amount is payable by a Non-defaulting Party (but excluding any period in respect of which clause (1) above applies), the Non-default Rate; and

(4) in all other cases, the Termination Rate.

“Applicable Deferral Rate” means:―

(a)          for the purpose of Section 9(h)(i)(3)(A), the rate certified by the relevant payer to be a rate offered to the payer by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market;

(b)          for purposes of Section 9(h)(i)(3)(B) and clause (a)(iii) of the definition of Applicable Close-out Rate, the rate certified by the relevant payer to be a rate offered to prime banks by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer after consultation with the other party, if practicable, for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market; and

(c)          for purposes of Section 9(h)(i)(3)(C) and clauses (a)(iv), (b)(i)(3) and (b)(ii)(1) of the definition of Applicable Close-out Rate, a rate equal to the arithmetic mean of the rate determined pursuant to clause (a) above and a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount.

“Automatic Early Termination” has the meaning specified in Section 6(a).

“Burdened Party” has the meaning specified in Section 5(b)(iv).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs after the parties enter into the relevant Transaction.

“Close-out Amount” means, with respect to each Terminated Transaction or each group of Terminated Transactions and a Determining Party, the amount of the losses or costs of the Determining Party that are or would be incurred under then prevailing circumstances (expressed as a positive number) or gains of the Determining Party that are or would be realised under then prevailing circumstances (expressed as a negative number) in replacing, or in providing for the Determining Party the economic equivalent of, (a) the material terms of that Terminated Transaction or group of

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Terminated Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of that Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section 2(a)(iii)) and (b) the option rights of the parties in respect of that Terminated Transaction or group of Terminated Transactions.

Any Close-out Amount will be determined by the Determining Party (or its agent), which will act in good faith and use commercially reasonable procedures in order to produce a commercially reasonable result. The Determining Party may determine a Close-out Amount for any group of Terminated Transactions or any individual Terminated Transaction but, in the aggregate, for not less than all Terminated Transactions. Each Close-out Amount will be determined as of the Early Termination Date or, if that would not be commercially reasonable, as of the date or dates following the Early Termination Date as would be commercially reasonable.

Unpaid Amounts in respect of a Terminated Transaction or group of Terminated Transactions and legal fees and out- of-pocket expenses referred to in Section 11 are to be excluded in all determinations of Close-out Amounts.

In determining a Close-out Amount, the Determining Party may consider any relevant information, including, without limitation, one or more of the following types of information:―

(i)          quotations (either firm or indicative) for replacement transactions supplied by one or more third parties that may take into account the creditworthiness of the Determining Party at the time the quotation is provided and the terms of any relevant documentation, including credit support documentation, between the Determining Party and the third party providing the quotation;

(ii)         information consisting of relevant market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or

(iii)        information of the types described in clause (i) or (ii) above from internal sources (including any of the Determining Party’s Affiliates) if that information is of the same type used by the Determining Party in the regular course of its business for the valuation of similar transactions.

The Determining Party will consider, taking into account the standards and procedures described in this definition, quotations pursuant to clause (i) above or relevant market data pursuant to clause (ii) above unless the Determining Party reasonably believes in good faith that such quotations or relevant market data are not readily available or would produce a result that would not satisfy those standards. When considering information described in clause (i), (ii) or (iii) above, the Determining Party may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilised. Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

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Without duplication of amounts calculated based on information described in clause (i), (ii) or (iii) above, or other relevant information, and when it is commercially reasonable to do so, the Determining Party may in addition consider in calculating a Close-out Amount any loss or cost incurred in connection with its terminating, liquidating or re-establishing any hedge related to a Terminated Transaction or group of Terminated Transactions (or any gain resulting from any of them).

Commercially reasonable procedures used in determining a Close-out Amount may include the following:―

(1)          application to relevant market data from third parties pursuant to clause (ii) above or information from internal sources pursuant to clause (iii) above of pricing or other valuation models that are, at the time of the determination of the Close-out Amount, used by the Determining Party in the regular course of its business in pricing or valuing transactions between the Determining Party and unrelated third parties that are similar to the Terminated Transaction or group of Terminated Transactions; and

(2)          application of different valuation methods to Terminated Transactions or groups of Terminated Transactions depending on the type, complexity, size or number of the Terminated Transactions or group of Terminated Transactions.

“Confirmation” has the meaning specified in the preamble.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Contractual Currency” has the meaning specified in Section 8(a).

“Convention Court” means any court which is bound to apply to the Proceedings either Article 17 of the 1968 Brussels Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters or Article 17 of the 1988 Lugano Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Cross-Default” means the event specified in Section 5(a)(vi).

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

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“Designated Event” has the meaning specified in Section 5(b)(v).

“Determining Party” means the party determining a Close-out Amount.

“Early Termination Amount” has the meaning specified in Section 6(e).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“electronic messages” does not include e-mails but does include documents expressed in markup languages, and

“electronic messaging system” will be construed accordingly.

“English law” means the law of England and Wales, and “English” will be construed accordingly.

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Force Majeure Event” has the meaning specified in Section 5(b).

“General Business Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits).

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority), and “unlawful” will be construed accordingly.

“Local Business Day” means (a) in relation to any obligation under Section 2(a)(i), a General Business Day in the place or places specified in the relevant Confirmation and a day on which a relevant settlement system is open or operating as specified in the relevant Confirmation or, if a place or a settlement system is not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) for the purpose of determining when a Waiting Period expires, a General Business Day in the place where the event or circumstance that constitutes or gives rise to the Illegality or Force Majeure Event, as the case may be, occurs, (c) in relation to any other payment, a General Business Day in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of

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such payment and, if that currency does not have a single recognised principal financial centre, a day on which the settlement system necessary to accomplish such payment is open, (d) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), a General Business Day (or a day that would have been a General Business Day but for the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event) in the place specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (e) in relation to Section 5(a)(v)(2), a General Business Day in the relevant locations for performance with respect to such Specified Transaction.

“Local Delivery Day” means, for purposes of Sections 5(a)(i) and 5(d), a day on which settlement systems necessary to accomplish the relevant delivery are generally open for business so that the delivery is capable of being accomplished in accordance with customary market practice, in the place specified in the relevant Confirmation or, if not so specified, in a location as determined in accordance with customary market practice for the relevant delivery.

“Master Agreement” has the meaning specified in the preamble.

“Merger Without Assumption” means the event specified in Section 5(a)(viii).

“Multiple Transaction Payment Netting” has the meaning specified in Section 2(c).

“Non-affected Party” means, so long as there is only one Affected Party, the other party.

“Non-default Rate” means the rate certified by the Non-defaulting Party to be a rate offered to the Non-defaulting Party by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the Non-defaulting Party for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Other Amounts” has the meaning specified in Section 6(f).

“Payee” has the meaning specified in Section 6(f).

“Payer” has the meaning specified in Section 6(f).

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Proceedings” has the meaning specified in Section 13(b).

“Process Agent” has the meaning specified in the Schedule.

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“rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Schedule” has the meaning specified in the preamble.

“Scheduled Settlement Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Stamp Tax Jurisdiction” has the meaning specified in Section 4(e).

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature

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(including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means, with respect to any Early Termination Date, (a) if resulting from an Illegality or a Force Majeure Event, all Affected Transactions specified in the notice given pursuant to Section 6(b)(iv), (b) if resulting from any other Termination Event, all Affected Transactions and (c) if resulting from an Event of Default, all Transactions in effect either immediately before the effectiveness of the notice designating that Early Termination Date or, if Automatic Early Termination applies, immediately before that Early Termination Date.

“Termination Currency” means (a) if a Termination Currency is specified in the Schedule and that currency is freely available, that currency, and (b) otherwise, euro if this Agreement is expressed to be governed by English law or United States Dollars if this Agreement is expressed to be governed by the laws of the State of New York.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Close-out Amount is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Force Majeure Event, a Tax Event, a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Threshold Amount” means the amount, if any, specified as such in the Schedule.

“Transaction” has the meaning specified in the preamble.

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“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii) or due but for Section 5(d)) to such party under Section 2(a)(i) or 2(d)(i)(4) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date, (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii) or 5(d)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered and (c) if the Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions, any Early Termination Amount due prior to such Early Termination Date and which remains unpaid as of such Early Termination Date, in each case together with any amount of interest accrued or other compensation in respect of that obligation or deferred obligation, as the case may be, pursuant to Section 9(h)(ii)(1) or (2), as appropriate. The fair market value of any obligation referred to in clause (b) above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it will be the average of the Termination Currency Equivalents of the fair market values so determined by both parties.

“Waiting Period” means:―

(a)          in respect of an event or circumstance under Section 5(b)(i), other than in the case of Section 5(b)(i)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of three Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance; and

(b)          in respect of an event or circumstance under Section 5(b)(ii), other than in the case of Section 5(b)(ii)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of eight Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance.

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IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

(Name of Party)		(Name of Party)

By:		By:

	Name:		Name:

	Title:		Title:

	Date:		Date:

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